UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 28, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) with five accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company issued and sold to such Investors in a private placement a total of 5,066,825 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $0.15 per share, and warrants to purchase up to a total of 4,208,413 shares of Common Stock (the “Warrants”). The Warrants, which have an exercise price of $0.15 per share, are generally exercisable beginning on January 28, 2015, and expire on January 27, 2022. An aggregate of 3,350,000 shares sold in the private placement were issued pursuant to, and as a condition of, the exercise of previously issued warrants to purchase Common Stock held by certain of the Investors at an amended exercise price of $0.15 per share. An aggregate of $760,023 was raised in the private placement, including $300,000 of which was paid to the Company as an advance on December 30, 2014. The Purchase Agreement grants customary resale registration rights with respect to the shares sold in the private placement.

The foregoing description of the Purchase Agreement and the Warrants is not complete and is qualified in its entirety by reference to the Purchase Agreement and the form of Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation.

The Company and John J. McKeon (“Lender”) previously entered into a Loan Agreement, dated March 12, 2014, as amended on August 8, 2014 (as amended, the “Loan Agreement”), under which the Company was granted the right, upon the terms and conditions specified in the Loan Agreement, to borrow from Lender up to a maximum aggregate amount of $5.8 million.

In December 2014, following discussions between the Company and Lender regarding the Company’s liquidity needs, Lender made an advance to the Company in the amount of $350,000 (the “Advance”) under the Lender’s loan facility. At such time, Lender expressed a desire that the Loan Agreement be amended to, among other things, decrease the conversion price of loans made under the Loan Agreement, including the conversion price of the Advance. The Company agreed to take such request under consideration, but no amendment was ultimately agreed upon by the Company and Lender, and Lender thereafter informally indicated to the Company that no further advances would be available under the Loan Agreement in the absence of an amendment. On January 28, 2015, the Company’s Board of Directors concluded that the Company has the right to treat the Advance as a loan under the Loan Agreement as currently in effect and does not have an obligation to enter into any amendment thereto, and therefore the Company has issued to Lender a promissory note in the aggregate principal amount of $350,000, with such note being in the form specified in the Loan Agreement previously filed as Exhibit 10.1 to the Company’s Form 10-Q filed on May 12, 2014. In view of this dispute and oral communications from the Lender indicating that the Lender would not make additional funds available under the Loan Agreement as currently in effect, the Company believes that it is unlikely that Lender will make additional advances available to the Company under the Loan Agreement. The Company has requested a written confirmation from Lender that no additional advances will be made under the current Loan Agreement, or, in the alternative, that Lender honor a borrowing request made on January 27, 2015. As of the date of this filing, Lender has not responded to the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance and sale of the shares of Common Stock and the Warrants to the Investors under the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of each of the Investors that such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment in the Company.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities referred to herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 8.01.	Other Events.

Capital Resources Update

In its Form 10-Q filed on November 10, 2014, the Company previously stated that, as a result of the Company’s private placement in August 2014 and the Loan Agreement discussed in Item 2.03 of this Form 8-K, the Company believed that it would have sufficient funding to support its operations through the second quarter of 2015. On December 15, 2014, the Company filed with the SEC a Registration on Form S-3 in which the Company disclosed that it entered it an At market Issuance Sales Agreement with MLV & Co. LLC under which the Company may offer and sell shares of its common stock from time to time through MLV acting as an agent (the “ATM Agreement”).

Subsequent to the foregoing disclosures and as a result of the Company’s belief that additional funding will likely not be made available to the Company under the Loan Agreement (as discussed in Item 2.03 above), the Company believes that its current cash resources as of the date of this Form 8-K, after giving effect to the private placement described in Item 1.01 above but without giving effect to any sales under the ATM Agreement, are anticipated to be sufficient to support the Company’s operations only through approximately the end of February 2015. Although the Company currently anticipates that it could satisfy a portion of its funding requirements after such date through sales under the ATM Agreement, such sales may be insufficient to fund the anticipated scope of the Company’s operations, and the Company will likely need to seek additional funding to support its operations, whether through debt financing, additional equity offerings, through strategic transactions (such as licensing or borrowing against intellectual property) or otherwise. The Company is currently exploring a variety of potential financing options in addition to the ATM Agreement, including additional private placements and financing transactions that would leverage the Company’s intellectual property. There can be no assurance that the Company will be successful in obtaining such additional funding on commercially favorable terms, if at all. The Company will also likely continue to delay the payment of various payables and outstanding obligations (including severance payments to former executives) in order to conserve cash until additional funding becomes available, and if the Company does not raise sufficient funding, it may be forced to curtail its clinical trials and product development activities and continue to defer such payments. To converse cash resources, the Company’s Chief Executive Officer and President have elected to defer their salary beginning in December 2014 and continuing for the forseeable future, and the members of the Board of Directors have elected to defer their board fees and compensation. If the Company is unable to raise additional capital (including through the exercise of outstanding warrants or through private placements of our securities, each of which has been a primary source of the Company’s financing in the past), the Company’s operations will be materially adversely affected, its scope of operations may need to be materially reduced, and its clinical trials may need to be delayed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant, dated January 28, 2015, issued by Rock Creek Pharmaceuticals, Inc. to Investors under the Securities Purchase and Registration Rights Agreement dated January 28, 2015.

10.1	Securities Purchase and Registration Rights Agreement, dated January 28, 2015, among Rock Creek Pharmaceuticals, Inc. and the Investors listed on Schedule I attached thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

	By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: January 29, 2015